                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934
                             (AMENDMENT NO. _______)

Filed by the Registrant [X]
Filed by a Party other than the Registrant  [ ]
Check the appropriate box:

[ ]   Preliminary Proxy Statement
[ ]   Confidential, for Use of the Commission Only (as permitted by
      Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to [ ] 240.14a-11(c) or [ ] 240.14a-12


                              WEBTRENDS CORPORATION
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1.     Title of each class of securities to which transaction applies:

      2.     Aggregate number of securities to which transaction applies:

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      4.     Proposed maximum aggregate value of transaction:

      5.     Total fee paid:

      [ ]    Fee paid previously with preliminary materials.

      [ ]    Check box if any part of the fee is offset as provided by
Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      6.     Amount Previously Paid:

      7.     Form, Schedule or Registration Statement No.:

      8.     Filing Party:

      9.     Date Filed:

                             WEBTRENDS CORPORATION
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 11, 2000

     The annual meeting of shareholders of WebTrends Corporation, an Oregon corporation, will be held on Thursday, May 11, 2000, at 3:30 p.m., local time, at the Hilton Hotel, 921 SW Sixth Avenue, Portland, Oregon, for the following purposes:

     1. To elect five directors to serve until the next annual meeting of shareholders or until their respective successors are elected;

     2. To approve an amendment to our Third Restated Articles of Incorporation to increase the number of authorized shares of common stock from 60,000,000 shares to 300,000,000 shares;

     3. To approve amendments to our 1998 Stock Incentive Compensation Plan that, among other changes, increase the amount of common stock available for issuance under the plan and limit the number of shares that can be subject to awards granted to one person in any one-year period; and

     4. To ratify the appointment of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2000.

     All of the above matters are more fully described in the accompanying proxy statement.

     Shareholders of record at the close of business on March 15, 2000 are entitled to notice of and to vote at the meeting.

     Our annual report for the year 1999 is enclosed.

     You may vote your shares by marking, signing, dating and returning the enclosed proxy card in the enclosed envelope (which is postage prepaid if mailed in the United States). If your shares are held in the name of a bank or broker, you may be able to vote by telephone or on the Internet. Please follow the instructions on the form you receive from your bank or broker.

     You may attend the meeting and vote your shares in person even if you have submitted a proxy. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

                                          By order of the board of directors,

                                          James T. Richardson
                                          Senior Vice President, Secretary
                                          and Chief Financial Officer

April 10, 2000

                             WEBTRENDS CORPORATION
                        851 SW SIXTH AVENUE, SUITE 1200
                             PORTLAND, OREGON 97204
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                       FOR ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 11, 2000

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the board of directors of WebTrends Corporation, an Oregon corporation, for use at the annual meeting of shareholders to be held on May 11, 2000, at 3:00 p.m. local time or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The meeting will be held at The Hilton Hotel, 921 SW Sixth Avenue, Portland, Oregon. This proxy statement and accompanying proxy card are being mailed on or about April 10, 2000 to shareholders entitled to vote at the meeting.

SOLICITATION

     WebTrends will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement and any additional information furnished to shareholders. We will furnish copies of solicitation materials to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by telephone or personal solicitation by directors, officers or our other regular employees. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

     At the close of business on March 15, 2000, the record date for determining shareholders entitled to notice of and to vote at the meeting, there were outstanding and entitled to vote 26,006,495 shares of common stock. Each such shareholder will be entitled to one vote for each such share held on all matters to be voted upon at the meeting.

     All shares represented by proxies will be voted in accordance with shareholder directions. If the proxy is signed and returned without any directions given, shares will be voted in accordance with the board of directors' recommendations. We are not aware of any matters to be voted on at the meeting other than as stated in this proxy statement. If any other matters are properly presented at the meeting, the enclosed proxy gives discretionary authority to the persons named herein to vote your shares in their best judgment.

     All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative votes and negative votes. Abstentions and "broker non-votes" will be treated as shares that are present and entitled to vote for purpose of determining the presence of a quorum, but do not constitute a vote "for" or "against" any proposal and thus will be disregarded in the calculation of votes cast. In an uncontested election of directors, any action other than a vote for a nominee will have no effect, assuming the presence of a quorum.

     Brokers who hold shares for the accounts of their clients may vote such shares either as directed by their clients or in their own discretion if permitted by the stock exchange or other organization of which they are members. Members of the New York Stock Exchange are permitted to vote their clients' proxies in their own discretion as to the election of directors and other matters if their clients have not furnished voting instructions at least ten days prior to the meeting. Certain proposals other than the election of directors are "non-discretionary," and brokers who have received no instructions from their clients do not have discretion to vote on those items. Brokers have discretion to vote on all proposals presented in this proxy statement.

REVOCABILITY OF PROXIES

     You may revoke or change your proxy at any time before it is voted by sending a written revocation to WebTrends' Secretary, James T. Richardson, by providing a later dated proxy, by voting in person at the meeting or, if your shares are held in the name of a bank or broker, you may be able to revoke or change your proxy by telephone or on the Internet. Attendance at the meeting will not, by itself, revoke a proxy.

SHAREHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

     Our bylaws provide that in order for a shareholder to nominate a candidate for election as a director at an annual meeting of shareholders or propose business for consideration at such meeting, notice must be given in writing to the secretary of WebTrends not later than the close of business on the 60th day nor earlier than the close of business on the 90th day before the meeting. However, in the event that less than 70 days' notice of the date of the annual meeting is given to shareholders, your nomination or proposal is timely if received not later than the close of business on the seventh day following the day on which notice of the date of meeting was mailed.

     If you wish to have your proposal considered for inclusion in our 2001 proxy statement, we must receive it on or before December 11, 2000.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NOMINEE.

     The board of directors is currently composed of five members, each with a term of office expiring at the meeting. Accordingly, five directors will be elected at the meeting. All of the nominees are currently directors. If elected at the meeting, each of the nominees would serve until the 2001 annual meeting and until his successor is elected or until their earlier death, resignation or removal from office.

     Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the five nominees named below. In the event that any nominee becomes unavailable for election, such shares will be voted for the election of a substitute nominee proposed by management. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

NOMINEES

     The nominees and their ages and positions with WebTrends as of February 29, 2000 are as follows:

                   NAME                     AGE                     POSITION
                   ----                     ---                     --------
Elijahu Shapira...........................  34     Chairman of the Board and Chief Executive
                                                   Officer
W. Glen Boyd..............................  32     President, Chief Technical Officer and
                                                   Director
Michael Burmeister-Brown..................  42     Director
John W. Ryan..............................  38     Director
Srivats Sampath...........................  40     Director

     There are no family relationships among any of our directors or executive officers.

     Elijahu Shapira is a co-founder of WebTrends and has served as its Chief Executive Officer since December 1997 and as a director since September 1993. From September 1994 to November 1995 and from November 1996 to December 1998, he served as its Vice President and Secretary. Mr. Shapira has 15 years of experience in the software industry. From June 1991 to September 1994, Mr. Shapira was the Product Development Manager for the AntiVirus product line of Central Point Software, an anti-virus software development company that was acquired by Symantec Corporation in 1994. From March 1987 to October 1990, Mr. Shapira was the Vice President of International Business Development for Carmel Software Engineering, a company specializing in network security and encryption products.

     W. Glen Boyd is a co-founder of WebTrends and has served as its President since December 1996, as its Chief Technical Officer since December 1997, and as a director since September 1993. Mr. Boyd served as the President of WebTrends from September 1993 to November 1995 and as its Vice President and Secretary from November 1995 to December 1996. Mr. Boyd has more than 13 years of experience in the software industry. Prior to co-founding WebTrends in 1993, from October 1990 to January 1993, Mr. Boyd was a Section Manager for the AntiVirus, Commute, and PCTools product lines of Central Point Software.

     Michael Burmeister-Brown has served as a director of WebTrends since October 1996. Since July 1997, Mr. Burmeister-Brown has served as a software engineer at Yahoo!, Inc., a company that provides services as a Web portal. Since May 1992, Mr. Burmeister-Brown has also served as the President of Second Nature Software, a software development company. From 1981 to 1991, Mr. Burmeister-Brown served in various executive management roles, including President, Chief Executive Officer, and Chief Technology Officer, for Central Point Software, a company he founded in 1981. Mr. Burmeister-Brown has 17 years of experience in senior management roles in the computer industry.

     John W. Ryan has served as a director of WebTrends since January 1998. Since July 1999, Mr. Ryan has served as Chief Executive Officer of Wisecity.com, Inc. a vertical Internet portal. From January 1997 to May 1999, Mr. Ryan served as the President of J. Ryan & Associates, a provider of high technology marketing and sales consulting services. From September 1995 to January 1997, Mr. Ryan served as the Vice President of Marketing Strategy and Programs for Tivoli Systems, a systems management division of IBM. From April 1994 to September 1995, Mr. Ryan served as the Vice President of Marketing for Mergent International, a producer of security software. From December 1990 to April 1994, he served as the director of a business unit for Central Point Software. Mr. Ryan has 16 years of experience in executive-level and senior management roles in the computer industry.

     Srivats Sampath has served as a director of WebTrends since January 1998. Since December 1998, Mr. Sampath has served as President and Chief Executive Officer of McAffee.com Corporation, a provider of services to upgrade, protect and manage personal computers online. From July 1998 to December 1998, Mr. Sampath served as the Vice President of Worldwide Marketing of Network Associates, a provider of security and management solutions for enterprise networks. From June 1996 to December 1997, Mr. Sampath served as the Vice President of Product Marketing for Netscape Communications, a provider of Internet software and services. From June 1993 to June 1996, Mr. Sampath served as the President and Chief Executive Officer of Discussions Corporation, a company that he founded to develop e-mail based groupware solutions. From 1984 to 1991, Mr. Sampath managed the LAN Enhancement Operations and Microcomputer Communications Division of Intel Corporation. Mr. Sampath has over 16 years of experience serving in management and executive roles in the computer industry.

BOARD COMMITTEES AND MEETINGS

     The board of directors met four times in 1999. The board has standing audit and compensation committees. The board does not have a standing nominating committee.

     The audit committee reviews our internal accounting procedures and consults with and reviews the services provided by our independent auditors. The audit committee is composed of two non-employee directors, Messrs. Sampath and Burmeister-Brown. It met once during 1999.

     The compensation committee is authorized to review and recommend to the board of directors the compensation and benefits for our officers and the general policy relating to compensation and benefits for our other employees. The compensation committee is also authorized to administer our stock option plans and stock purchase plan. The compensation committee is composed of three directors, Messrs. Shapira, Ryan and Burmeister-Brown. The compensation committee did not meet in 1999.

     Each director attended at least 75% of the meetings of the board and those committees on which he served in 1999.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table indicates how much common stock as of February 29, 2000, is beneficially owned by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table below;
(iii) all executive officers and directors of the Company as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock.

                                                               SHARES BENEFICIALLY
                                                                      OWNED
                                                              ---------------------
                            NAME                                NUMBER      PERCENT
                            ----                              ----------    -------
Elijahu Shapira(1)..........................................   5,080,000     19.6%
  c/o WebTrends Corporation
  851 SW Sixth Avenue, Suite 1200
  Portland, Oregon 97204
W. Glen Boyd(2).............................................   5,080,000     19.6
  c/o WebTrends Corporation
  851 SW Sixth Avenue, Suite 1200
  Portland, Oregon 97204
T. Rowe Price Associates, Inc.(3)...........................   2,235,600      8.6
  100 E. Pratt Street
  Baltimore, Maryland 21202
Michael Burmeister-Brown(4).................................     631,054      2.4
John W. Ryan(5).............................................       2,602        *
Srivats Sampath(6)..........................................      44,104        *
James T. Richardson.........................................       4,732        *
Daniel J. Meub(7)...........................................       4,162        *
All directors and executive officers as a group (seven        10,846,654     41.7
  persons)(8)...............................................

---------------
 *  Less than 1%.

(1) Includes 405,000 shares of common stock held by Anne Lim Shapira as trustee of The Shapira Group Trust, U/A/D 9/29/98. Mr. Shapira disclaims beneficial ownership of such shares.

(2) Includes 405,000 shares of common stock held by Josy Ruth as trustee of The Boyd Group Trust, U/A/D 9/29/98. Mr. Boyd disclaims beneficial ownership of such shares.

(3) These securities are owned by various individual and institutional investors including T. Rowe Price New Horizons Fund, Inc. (which owns 1,500,000 shares, representing 5.8% of the shares outstanding), for which T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(4) Includes 10,000 shares held by Susan Burmeister-Brown. Mr. Burmeister-Brown disclaims beneficial ownership of such shares.

(5) Includes 602 shares subject to options exercisable within 60 days after February 29, 2000.

(6) Includes 42,104 shares subject to options exercisable within 60 days after February 29, 2000. Also includes 2,000 shares held by Renuka Srivats. Mr. Sampath disclaims beneficial ownership of the shares held by Renuka Srivats.

(7) Includes 3,562 shares subject to options exercisable within 60 days after February 29, 2000.

(8) Includes shares referred to in footnotes (1) through (2) and (4) through
    (7).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock.

     Based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, we believe that all such reports were filed on a timely basis in 1999.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

     Directors do not currently receive cash compensation for services rendered as members of the board of directors or its committees. Directors are, however, reimbursed for expenses they incur in connection with attendance at board meetings.

SUMMARY OF COMPENSATION

     The following table shows the compensation for Elijahu Shapira, our Chief Executive Officer, and our three next highest compensated executive officers:

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM
                                                                               COMPENSATION AWARDS
                                                        ANNUAL COMPENSATION    -------------------
                                                        -------------------        SECURITIES
         NAME AND PRINCIPAL POSITION            YEAR     SALARY      BONUS     UNDERLYING OPTIONS
         ---------------------------            ----    --------    -------    -------------------
Elijahu Shapira...............................  1999    150,000         --                --
  Chief Executive Officer                       1998    150,000     20,000                --
                                                1997    133,333     30,000                --
W. Glen Boyd..................................  1999    150,000         --                --
  President and Chief Technical Officer         1998    150,000     20,000                --
                                                1997    133,333     30,000                --
James T. Richardson...........................  1999    135,000     50,000           150,000
  Senior Vice President, Chief                  1998     58,326         --           492,632
  Financial Officer and Secretary               1997         NA         NA                --
Daniel J. Meub................................  1999    135,000     50,000           150,000
  Chief Operating Officer                       1998      9,259         --           165,000
                                                1997         NA         NA                --

OPTION GRANTS AND EXERCISES

     The following table shows additional information for options granted or exercised in 1999:

                             OPTION GRANTS IN 1999

                                         INDIVIDUAL GRANTS
                       ------------------------------------------------------
                                      PERCENTAGE OF                               POTENTIAL REALIZABLE VALUE
                        NUMBER OF         TOTAL                                   AT ASSUMED ANNUAL RATES OF
                       SECURITIES        OPTIONS                                 STOCK PRICE APPRECIATION FOR
                       UNDERLYING      GRANTED TO                                       OPTION TERM(3)
                         OPTIONS      EMPLOYEES IN     EXERCISE    EXPIRATION    ----------------------------
        NAME           GRANTED(1)        1999(2)        PRICE         DATE            5%             10%
        ----           -----------    -------------    --------    ----------    ------------    ------------
James T. Richardson..    150,000          11.4%        $16.53        9/7/09       $1,559,344      $3,951,684
Daniel J. Meub.......     70,000           5.3          16.53        9/7/09          727,694       1,844,119
                          80,000           6.1          14.875      6/16/09          748,385       1,896,554

---------------
(1) Options generally have a term of ten years and become exercisable over four years as follows: 1/4 on the first anniversary of the date of grant and an additional 1/48 each month thereafter.

(2) Based on an aggregate of 1,321,570 shares subject to options granted to employees of the Company in 1999.

(3) These dollar amounts are calculated based on growth rates required by rules of the Securities and Exchange Commission. These growth rates are not intended by WebTrends to forecast future appreciation, if any, of the price of our common stock, and WebTrends expressly disclaims any representation to that effect.

        AGGREGATED OPTION EXERCISES IN 1999, AND YEAR-END OPTION VALUES

                                                       NUMBER OF SECURITIES
                                                            UNDERLYING               VALUE OF UNEXERCISED
                            SHARES                    UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS AT
                           ACQUIRED                      DECEMBER 31, 1999           DECEMBER 31, 1999(2)
                              ON         VALUE      ---------------------------   ---------------------------
          NAME             EXERCISE   REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
          ----             --------   -----------   -----------   -------------   -----------   -------------
James T. Richardson......  109,464    $1,223,760           0         533,168              0      $18,765,121
Daniel J. Meub...........   43,562    $1,051,803       3,562         267,876       $130,013      $ 8,030,374

---------------
(1) Based on the difference between the fair market value on the date of exercise and the exercise price.

(2) Based on the difference between the fair market value on December 31, 1999 ($40.50 per share) and the exercise price.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the compensation committee in 1999 were Messrs. Shapira, Ryan and Burmeister-Brown. Mr. Shapira is our Chief Executive Officer. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

     We had the following transactions relating to members of the compensation committee in 1999:

     - We repaid a note to Mr. Shapira.

     - Mr. Ryan completed his performance of a consulting contract with us.

     - We granted a software license to Wisecity.com, Inc. in exchange for 10,000 shares of Wisecity.com common stock and $150,000. Mr. Ryan is Chief Executive Officer of Wisecity.com.

     These transactions are described in more detail under the heading "Certain Relationships and Related Transactions."

  REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE
                                  COMPENSATION

EXECUTIVE OFFICER COMPENSATION

     Our executive compensation program combines competitive salaries with added incentives for annual and long-term performance. The program is intended to attract, motivate and retain highly-skilled senior managers. The program provides for (i) base salaries and benefits, (ii) bonuses and (iii) stock option grants.

     Base Salary and Benefits. We provide a base salary and benefits package that is competitive within the industry and geographic regions in which we offer employment. The primary factors that determine the level of base salary are individual performance, responsibilities, prior experience, breadth of knowledge and market forces. Executives are generally eligible to participate in benefit programs that are available to all employees.

     Annual Bonus. Annual bonuses are awarded for the achievement of annual financial and strategic objectives. The objectives may be based on overall company performance or individual goals. The maximum achievable bonus is generally a significant percentage of an executive's base salary.

     Stock Option Grants. Stock options are intended to provide an incentive for management, as well as other employees, to generate shareholder value. Options generally vest over a four-year period. Accordingly, options improve executive and employee retention while encouraging a focus on long-term, sustainable value. The same factors considered in determining base salary are considered in awarding stock options with the goal of providing an overall compensation package required from a competitive point of view to retain the services of a valued executive officer.

COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER

     Compensation for Elijahu Shapira, our chief executive officer, is generally determined in the same fashion as the other executive officers. Mr. Shapira does not participate in setting his own compensation. He has not been awarded any stock options. The committee believes Mr. Shapira is paid a reasonable salary and bonus that is nonetheless low based on his relative contributions to WebTrends. However, as Mr. Shapira is a significant WebTrends shareholder, he has sufficient incentive to continue to focus his efforts on generating shareholder value.

TAX DEDUCTIBILITY OF COMPENSATION

     The Internal Revenue Code contains a provision that limits the tax deductibility of compensation paid to executive officers. This provision may disallow the deductibility of compensation in excess of $1 million per year unless it is considered performance-based compensation under the tax code. We did not exceed the limitation in 1999 for any officer and do not expect to exceed the limitation for any officer in 2000. However, we reserve the right to forego any or all of the tax deduction if we believe it to be in the best long-term interests of our shareholders.

CONCLUSION

     This report is submitted by the compensation committee of the board of directors of WebTrends Corporation, as of December 31, 1999.

                                          COMPENSATION COMMITTEE

                                          Elijahu Shapira
                                          John Ryan
                                          Michael Burmeister-Brown

                       PERFORMANCE MEASUREMENT COMPARISON

     The following graph shows the total shareholder return of an investment of $100 in cash for our common stock on February 19, 1999 at the initial public offering price versus an investment of $100 in cash on or about the same date for (i) the Nasdaq Composite Index and (ii) the Nasdaq Computer and Data Processing Index. All values assume reinvestment of the full amount of all dividends and are calculated as of the last day of the period started:

                COMPARISON OF 10 MONTH CUMULATIVE TOTAL RETURN*
                          AMONG WEBTRENDS CORPORATION
                      THE NASDAQ STOCK MARKET (U.S.) INDEX
                  THE NASDAQ COMPUTER & DATA PROCESSING INDEX

                                    [GRAPH]

* $100 INVESTED ON 2/19/99 IN STOCK OR ON 1/31/99
 IN INDEX -- INCLUDING REINVESTMENT OF DIVIDENDS.
 FISCAL YEAR ENDING DECEMBER 31.

                                           -------------------------------------------------
                                           2/19/1999     3/99      6/99      9/99     12/99
                                           ---------    ------    ------    ------    ------
WEBTRENDS CORPORATION....................   100.00      374.04    354.81    342.79    623.08
NASDAQ STOCK MARKET (U.S.)...............   100.00       97.66    106.85    109.29    157.72
NASDAQ COMPUTER & DATA PROCESSING........   100.00       99.34    103.37    106.78    174.56

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On August 24, 1998, WebTrends entered into a consulting agreement with J Ryan & Associates, a consulting company formed by John W. Ryan, a director of WebTrends, pursuant to which WebTrends was required to pay a fee of $45,000, grant Mr. Ryan an option to purchase 7,500 shares of common stock, and reimburse him for reasonable out-of-pocket expenses incurred in connection with his providing services as a consultant. The consulting services include assistance related to WebTrends' North American distribution channels and assisting with company positioning and overall market planning. The consulting agreement had a term of six months, and ended on February 28, 1999. Mr. Ryan completed the consulting services and has been paid in full.

     In November 1996, W. Glen Boyd and Elijahu Shapira, executive officers and directors of WebTrends, each extended a $300,000 line of credit to WebTrends to provide working capital. In March 1997, WebTrends borrowed $125,000 from each of Messrs. Boyd and Shapira under the line of credit and issued them promissory notes. The promissory notes carried a five percent per annum interest rate and were to mature in December 1997. In August 1998, the payment terms of these notes were amended to provide that payments in amounts not less than $25,000 per quarter would be made on each promissory note until the entire principal and accrued interest was paid in full. On March 5, 1999, WebTrends paid the remaining principal and accrued interest on these notes in full.

     In August 1999, WebTrends granted a software license to Wisecity.com. John
W. Ryan, a WebTrends director, is the Chief Executive Officer of Wisecity.com. The software license relates to the development of Wisecity.com's Web portal. In exchange for the license, WebTrends received 10,000 shares of Wisecity.com common stock and $150,000.

     We believe that the foregoing transactions were on terms no less favorable to WebTrends than could be obtained from unaffiliated third parties.

                                   PROPOSAL 2

     ADOPTION OF AMENDMENT TO OUR THIRD RESTATED ARTICLES OF INCORPORATION

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE AMENDMENT TO THE THIRD RESTATED ARTICLES OF INCORPORATION.

     Our Third Restated Articles of Incorporation currently authorize 60,000,000 shares of common stock, no par value, and 15,000,000 shares of preferred stock, no par value. On January 25, 2000, we declared a two-for-one split of our common stock on all shares held of record as of the close of business on February 8, 2000. After giving effect to the stock split, we had 25,951,350 shares of common stock outstanding on February 29, 2000, and 3,209,672 stock options granted and outstanding on that date.

     The board of directors has adopted, subject to approval of shareholders at the annual meeting, an amendment of our Third Restated Articles of Incorporation to increase our authorized capital. The proposed amendment provides that our authorized stock would consist of 300,000,000 shares of common stock, with no par value, and 15,000,000 shares of preferred stock, with no par value. Thus, the amendment does not increase or otherwise affect the number of authorized shares of preferred stock which may be issued. The provisions of Article Four of the Third Restated Articles of Incorporation as proposed to be amended are set forth in Exhibit A to this proxy statement.

     The board of directors believes that as a result of the stock split and taking into account outstanding options, it would be advisable to have additional authorized shares available for use in future transactions involving the issuance of shares of common stock. The additional shares, if so authorized, could be issued at the discretion of the board of directors without any further action by the shareholders, except as required by applicable law or regulation, in connection with acquisitions, efforts to raise additional capital and other corporate purposes. Except for our existing stock-based compensation plans, we currently have no plans or commitments that would involve the issuance of additional shares of common stock.

     Authorizing the issuance of more shares than currently authorized by the Third Restated Articles of Incorporation will not have any immediate effect on any substantive rights, powers or privileges of holders of outstanding common stock. However, the board of directors will have the authority to issue authorized common stock, without requiring future shareholder approval of such issuances, subject to the exceptions set forth above. To the extent that additional authorized shares are issued in the future, they will decrease the existing shareholders' percentage equity ownership and, depending upon the price at which they are issued, could be dilutive to existing shareholders.

     The amendment of the Third Restated Articles of Incorporation will be approved if the votes cast favoring amendment exceed the votes cast opposing amendment.

                                   PROPOSAL 3

      APPROVAL OF AMENDMENTS TO THE 1998 STOCK INCENTIVE COMPENSATION PLAN

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE AMENDMENTS TO THE 1998 STOCK INCENTIVE COMPENSATION PLAN.

GENERAL

     On December 16, 1998, the board of directors and shareholders adopted the 1998 Stock Incentive Compensation Plan. The purpose of the 1998 plan is to enhance long-term shareholder value by offering opportunities to selected employees, consultants and directors to participate in our growth and success, to facilitate recruitment and retention of such employees, consultants and directors, and to encourage such persons to exert their maximum efforts on our behalf. On February 25, 2000, the board of directors adopted, subject to shareholder approval, the amendments to the 1998 plan discussed in this proposal.

AMENDMENT TO INCREASE THE NUMBER OF RESERVED SHARES

     The board originally reserved 2,930,950 shares for issuance under the 1998 plan and at March 1, 2000, 1,559,434 shares are reserved for options granted under the inactive 1997 plan for a total of 4,490,384 shares. The proposed amendment adds 1,298,000 shares to the 1998 plan, increasing the total to 5,788,384 shares reserved under both plans. As of March 1, 2000, under the two plans 573,690 shares of common stock had been issued upon exercise of stock options, options to purchase an aggregate of 3,209,672 shares of common stock were outstanding, and 1,772,592 shares remained available for future grants.

     We rely on the 1998 plan as one of the benefits necessary to attract and retain skilled employees, consultants and directors. Although the 1998 plan provides for an automatic annual increase in the number of shares available for grant starting in January 2001, we believe the number of shares currently available is insufficient to facilitate our recruitment and retention objectives prior to the first automatic increase. Accordingly, the board of directors believes it is in our best interests to increase the shares reserved for issuance under the 1998 plan.

AMENDMENT TO QUALIFY THE 1998 PLAN FOR EXCEPTION TO SECTION 162(M) OF THE INTERNAL REVENUE CODE

     Under Section 162(m) of the Internal Revenue Code, publicly held companies may not deduct compensation paid to certain executive officers to the extent that such compensation exceeds $1 million in any one year for each such officer. The Internal Revenue Code provides an exception for "performance-based" compensation. To qualify awards under the 1998 plan for the performance-based exception, the board has amended the plan to:

     - establish that not more than 1,000,000 shares of common stock may be made subject to awards under the 1998 plan to any individual in the aggregate in any one year, except that we may make one-time grants of up to 2,000,000 shares to newly hired individuals; and

     - establish performance measures that may be used as criteria for the vesting of restricted stock that include the achievement of performance goals related to profits, revenue or profit growth, profit-related return ratios, cash flow or total shareholder return, where such goals may be stated in absolute terms or relative to comparison companies, as the plan administrator may determine, in its sole discretion.

OTHER CHANGES

     The amended plan also contains a number of changes designed to improve administration of the 1998 plan or to reflect changes in the law relating to such plans. These changes do not materially alter the operation of the 1998 plan.

VOTE REQUIRED FOR APPROVAL OF AMENDMENTS

     The amendments to the 1998 plan will be approved if the votes cast in favor of the amendments exceed the votes cast opposing the amendments.

SUMMARY OF THE AMENDED AND RESTATED 1998 STOCK INCENTIVE COMPENSATION PLAN

     A copy of the 1998 plan, as proposed to be amended, is attached to this proxy statement as Exhibit B and is incorporated herein by reference. The following description of the 1998 plan as amended is a summary and does not purport to be a complete description. See Exhibit B for more detailed information.

     Purpose. The 1998 plan is an employee benefit program that allows participants to buy or receive shares of common stock. The purpose of the 1998 plan is to enhance the long-term shareholder value of WebTrends by offering opportunities to selected individuals to participate in WebTrends' growth and success. The 1998 plan's purpose is also to attract and retain participants' services and to encourage them to acquire and maintain ownership in WebTrends.

     Administration. The 1998 plan is administered by the board of directors or a committee designated by the board of directors. The plan administrator has the full and exclusive power to interpret the 1998 plan and to establish the rules for its operation, including the power to select the individuals to be granted awards, to determine the form, amount and other terms and conditions of such awards, and to make other determinations advisable or necessary for the 1998 plan's administration.

     Types of Awards. The 1998 plan permits us to grant both stock options and awards of common stock, which may or may not be subject to certain restrictions.

     Eligibility. The 1998 plan permits us to grant awards to our employees, directors, consultants, agents, advisors and independent contractors. Incentive stock options may only be granted to employees.

     Shares Reserved. As amended, a total of 4,228,950 shares are issuable under the 1998 plan plus (i) any shares that have ceased or shall cease to be subject to awards under the 1997 plan (other than as a result of the exercise of options outstanding under the 1997 plan) and (ii) an annual increase beginning in 2001 equal to the lesser of 2,000,000 shares or five percent of the our outstanding common stock or a lesser amount determined by the plan administrator. Not more than 1,400,000 shares are available for issuance as stock awards. Not more than 1,000,000 shares may be subject to awards granted to any one individual (plus an additional 1,000,000 shares that may be awarded to newly hired individuals).

     Stock Options. Options under the 1998 plan may be designated incentive stock options under the federal tax laws or nonqualified options. The plan administrator has the authority to select individuals to receive options under the 1998 plan and to determine the following:

     - the terms and conditions of each option granted;

     - the exercise price;

     - the vesting provisions; and

     - the option term.

     For incentive stock options, the exercise price must be at least equal to the fair market value of our common stock on the date of grant (not less than 110% of fair market value for holders of over ten percent of our voting stock) and for nonqualified options must be at least 85% of fair market value of our common stock on the date of grant. Fair market value is the average of the high and low per share sales price for our common stock as reported by the Nasdaq National Market on the grant date.

     Unless otherwise provided by the plan administrator, and to the extent required by law for incentive stock options, options generally will expire on the earliest of:

     - ten years from the date of grant (five years for holders of over 10% of our voting stock);

     - one year after the optionee's retirement, death or disability;

     - notice to the optionee of termination for cause; and

     - three months after other terminations.

     Unless otherwise specified by the plan administrator, options are subject to a four-year vesting schedule providing that 1/4 of the option becomes exercisable after one year of continuous employment or service and an additional 1/48 of the option becomes exercisable each month of continuous employment or service thereafter.

     The option exercise price may be paid in cash or by check, or, unless the plan administrator determines otherwise by tendering shares of common stock that the optionee has owned for at least six months, by a broker-assisted cashless exercise, by any combination of the foregoing or with such other consideration as the plan administrator may permit.

     Stock Awards. The plan administrator is authorized under the 1998 plan to issue shares of common stock to eligible participants with terms, conditions and restrictions established by the plan administrator in its sole discretion. Restrictions may be based on continuous service with WebTrends or the achievement of performance goals. Holders of restricted stock are shareholders and have, subject to established restrictions, all the rights of shareholders with respect to such shares. To date, we have not granted any stock awards under the 1998 plan.

     Adjustments. The plan administrator will make proportional adjustments to the aggregate number of shares issuable under the 1998 plan and to outstanding awards in the event of stock splits or other capital adjustments. In the event of a corporate transaction, such as a merger or sale, each outstanding option under the 1998 plan may be assumed or an equivalent option substituted by the buyer. If the buyer does not assume or provide an equivalent substitute for the option, the option terminates, but the holder has the right to exercise the vested portion of the option immediately before the corporate transaction. Some option agreements call for accelerated vesting in the event of a corporate transaction. The plan administrator has discretion to accelerate the vesting of options in the event of a corporate transaction.

FEDERAL TAX INFORMATION

     The material U.S. federal income tax consequences to WebTrends and to any person granted a stock award or an option under the 1998 plan who is subject to taxation in the United States under existing applicable provisions of the Internal Revenue Code and underlying Treasury Regulations are substantially as follows. The following summary does not address state, local or foreign tax consequences and it is based on present law and regulations as in effect as of the date hereof.

     Nonqualified stock options. No income will be recognized by an optionee upon the grant of a nonqualified stock option.

     Upon the exercise of a nonqualified stock option, the optionee will recognize taxable ordinary income in an amount equal to the excess of the fair market value at the time of exercise of the shares acquired over the exercise price. Upon a later sale of those shares, the optionee will have capital gain or loss equal to the difference between the amount realized on such sale and the tax basis of the shares sold. This capital gain or loss will be long-term capital gain or loss if the shares are held for more than one year before they are sold. If payment of the option price is made entirely in cash, the tax basis of the shares will be equal to their fair market value on the exercise date (but not less than the exercise price), and the shares' holding period will begin on the day after the exercise date.

     If the optionee uses already-owned shares to pay the exercise price of a nonqualified stock option in whole or in part, the transaction will not be considered to be a taxable disposition of the already-owned shares. The optionee's tax basis and holding period of the already-owned shares will be carried over to the equivalent number of shares received upon exercise. The tax basis of the additional shares received upon exercise will be the fair market value of the shares on the exercise date (but not less than the amount of cash, if any, used in payment), and the holding period for such additional shares will begin on the day after the exercise date.

     Incentive Stock Options. No income will be recognized by an optionee upon the grant of an incentive stock option.

     The rules for the tax treatment of a nonqualified stock option also apply to an incentive stock option that is exercised more than three months after the optionee's termination of employment (or more than 12 months thereafter in the case of disability, as defined in the 1998 plan).

     Upon the exercise of an incentive stock option during employment or within three months after the optionee's termination of employment (12 months in the case of permanent and total disability), for regular tax purposes the optionee will recognize no income at the time of exercise (although the optionee will have income for alternative minimum income tax purposes at that time equal to the excess of the fair market value of the shares over the exercise price). If the acquired shares are sold or exchanged after the later of (a) one year from the date of exercise of the option and (b) two years from the date of grant of the option, the difference between the amount realized by the optionee on that sale or exchange and the option exercise price will be taxed to the optionee as long-term capital gain or loss. If the shares are disposed of in an arms' length sale before such holding period requirements are satisfied, then the optionee will recognize taxable ordinary income in the year of disposition in an amount equal to the excess of the fair market value of the shares received on the exercise date over the exercise price (or, if less, the excess of the amount realized on the sale of the shares over the exercise price), and the optionee will have short-term or long-term capital gain or loss, as the case may be, in an amount equal to the difference between (i) the amount realized by the optionee upon that disposition of the shares and (ii) the exercise price paid by the optionee increased by the amount of ordinary income, if any, so recognized by the optionee.

     Stock Awards. Depending on the terms of the award, taxable ordinary income may or may not be recognized by the participant upon the grant of the award.

     For stock awards subject to vesting and other similar restrictions, the participant will recognize ordinary income when the shares cease to be subject to the restrictions in an amount equal to the excess of the fair market value of the shares at that time over the amount paid for the shares. The participant may elect, under Section 83(b) of the Code, to recognize ordinary income at the time of the transfer in an amount equal to the excess of the fair market value of the shares at that time over the amount paid for the shares. In that case, no additional income is recognized upon lapse of restrictions on the shares, but if the shares are subsequently forfeited, the participant may not deduct the income recognized at the time of receipt of the shares, and will have a capital loss equal to the amount paid for the shares.

     For stock awards that are not subject to restrictions, other than restrictions on transfer, the participant generally recognizes ordinary income at the time of receipt. The holding period for the shares begins at the time income is recognized under the rules, and the tax basis in the shares is the amount of ordinary income so recognized plus the amount, if any, paid for the shares.

     Company Deduction. In all the foregoing cases the Company will be entitled to a deduction at the same time and in the same amount as the participant recognizes ordinary income, subject to certain limitations. Among these limitations is Section 162(m) of the Code, under which certain compensation payments in excess of $1 million are not deductible by the Company. As discussed above, the limitation on deductibility applies with respect to that portion of a compensation payment for a taxable year in excess of $1 million to either the chief executive officer or any one of the other four most highly compensated executive officers. Certain performance-based compensation is not subject to the limitation on deductibility. Stock options and restricted stock awards can qualify for this performance-based exception if they meet the requirements set forth in Section 162(m) of the Code and Treasury Regulations promulgated thereunder. The 1998 plan has been drafted to allow compliance with those performance-based criteria.

                                   PROPOSAL 4

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 4.

     The board of directors has selected KPMG LLP as our independent auditors for the fiscal year ending December 31, 2000 and has further directed that management submit the selection of independent auditors for ratification by the shareholders at the meeting. KPMG LLP has audited our financial statements since 1996. Representatives of KPMG LLP are expected to attend the meeting, they will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     Shareholder ratification of the selection of KPMG LLP as our independent auditors is not required by our bylaws or otherwise. The board nonetheless is submitting the selection of KPMG LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the audit committee and the board will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee and the board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of WebTrends and its shareholders.

     The selection of KPMG LLP will be ratified if the votes cast favoring ratification exceed the votes cast opposing ratification.

                                 OTHER MATTERS

     The board of directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

     A COPY OF OUR ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR 1999 ACCOMPANIES THIS PROXY STATEMENT. AN ADDITIONAL COPY IS AVAILABLE WITHOUT CHARGE TO BENEFICIAL SHAREHOLDERS OR SHAREHOLDERS OF RECORD UPON WRITTEN REQUEST TO: INVESTOR RELATIONS, WEBTRENDS CORPORATION, 851 S.W. SIXTH AVENUE, SUITE 1200, PORTLAND, OREGON 97204.

                                   EXHIBIT A

             AMENDMENT TO THIRD RESTATED ARTICLES OF INCORPORATION

     The first paragraph of Article 4 of the Third Restated Articles of Incorporation of WebTrends Corporation is hereby amended to read as follows:

     The total number of shares of capital stock which the Corporation has authority to issue is 315,000,000 shares of capital stock, consisting of 15,000,000 shares of Preferred Stock, no par value per share (the "Preferred Stock") and 300,000,000 shares of Common Stock, no par value per share (the "Common Stock").

                                   EXHIBIT B

                             WEBTRENDS CORPORATION
          AMENDED AND RESTATED 1998 STOCK INCENTIVE COMPENSATION PLAN

                                   SECTION 1.

                                    PURPOSE

     The purpose of the WebTrends Corporation 1998 Stock Incentive Compensation Plan (the "Plan") is to enhance the long-term shareholder value of WebTrends Corporation, an Oregon corporation (the "Company"), by offering opportunities to selected persons to participate in the Company's growth and success, and to encourage them to remain in the service of the Company and its Related Corporations (as defined in Section 2) and to acquire and maintain stock ownership in the Company.

                                   SECTION 2.

                                  DEFINITIONS

     For purposes of the Plan, the following terms shall be defined as set forth below:

     "Award" means an award or grant made pursuant to the Plan, including, without limitation, awards or grants of Options and Stock Awards, or any combination of the foregoing.

     "Board" means the Board of Directors of the Company.

     "Cause" means dishonesty, fraud, misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conviction or confession of a crime punishable by law (except minor violations), in each case as determined by the Plan Administrator, and its determination shall be conclusive and binding.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     "Common Stock" means the common stock, without par value, of the Company.

     "Corporate Transaction" means any of the following events:

          (a) Consummation of any merger or consolidation of the Company with or into another corporation; or

          (b) Consummation of any sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of the Company's assets other than a transfer of the Company's assets to a majority-owned subsidiary corporation (as defined in Section 8.3) of the Company.

     "Disability," unless otherwise defined by the Plan Administrator, means a mental or physical impairment of the Participant that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes the Participant to be unable, in the opinion of the Company, to perform his or her duties for the Company and to be engaged in any substantial gainful activity.

     "Effective Date" means the date on which the Plan is adopted by the Board, so long as it is approved by the Company's shareholders at any time within 12 months of such adoption.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Fair Market Value" shall be as established in good faith by the Plan Administrator or (a) if the Common Stock is listed on the Nasdaq National Market, the average of the high and low per share sales prices for the Common Stock as reported by the Nasdaq National Market for a single trading day or (b) if the Common Stock is listed on the New York Stock Exchange or the American Stock Exchange, the average of the high and low per share sales prices for the Common Stock as such price is officially quoted in the composite tape of transactions on such exchange for a single trading day. If there is no such reported price for the Common Stock for the date in question, then such price on the last preceding date for which such price exists shall be determinative of Fair Market Value.

     "Grant Date" means the date on which the Plan Administrator completes the corporate action relating to the grant of an Award and all conditions precedent to the grant have been satisfied, provided that conditions to the exercisability or vesting of Awards shall not defer the Grant Date.

     "Incentive Stock Option" means an Option to purchase Common Stock granted under Section 7 with the intention that it qualify as an "incentive stock option" as that term is defined in Section 422 of the Code.

     "Nonqualified Stock Option" means an Option to purchase Common Stock granted under Section 7 other than an Incentive Stock Option.

     "Option" means the right to purchase Common Stock granted under Section 7.

     "Parent" means, except as otherwise defined in Section 8.3 in connection with Incentive Stock Options, any entity, whether now or hereafter existing, that directly or indirectly controls the Company.

     "Participant" means: (a) the person to whom an Award is granted; (b) for a Participant who has died, the personal representative of the Participant's estate, the person(s) to whom the Participant's rights under the Award have passed by will or by the applicable laws of descent and distribution, or the beneficiary designated in accordance with Section 11; or (c) the person(s) to whom an Award has been transferred in accordance with Section 11.

     "Plan Administrator" means the Board or any committee or committees of the Board to administer the Plan under Section 3.1.

     "Related Corporation" means any Parent or Subsidiary of the Company.

     "Retirement" means retirement as of the individual's normal retirement date under the Company's 401(k) Plan or other similar successor plan applicable to salaried employees, unless otherwise defined by the Plan Administrator from time to time for purposes of the Plan.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Stock Award" means shares of Common Stock or units denominated in Common Stock granted under Section 9, the rights of ownership of which may be subject to restrictions prescribed by the Plan Administrator.

     "Subsidiary," except as provided in Section 8.3 in connection with Incentive Stock Options, means any entity that is directly or indirectly controlled by the Company.

     "Successor Corporation" has the meaning set forth in Section 12.3.

                                   SECTION 3.

                                 ADMINISTRATION

3.1  Plan Administrator

     The Plan shall be administered by the Board and/or a committee or committees (which term includes subcommittees) appointed by, and consisting of two or more members of, the Board (a "Plan Administrator"). If and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, the Board shall consider in selecting the members of any committee acting as Plan Administrator, with respect to any persons subject or likely to become subject to Section 16 of the Exchange Act, the provisions regarding (a) "outside directors" as contemplated by Section 162(m) of the Code and (b) "nonemployee directors" as contemplated by Rule 16b-3 under the Exchange Act. The Board may delegate the responsibility for administering the Plan with respect to designated classes of eligible persons to different committees consisting of two or more members of the Board, subject to such limitations as the Board deems appropriate. Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time.

3.2  Administration and Interpretation by the Plan Administrator

     Except for the terms and conditions explicitly set forth in the Plan, the Plan Administrator shall have exclusive authority, in its discretion, to determine all matters relating to Awards under the Plan, including the selection of individuals to be granted Awards, the type of Awards, the number of shares of Common Stock subject to an Award, all terms, conditions, restrictions and limitations, if any, of an Award and the terms of any instrument that evidences the Award. The Plan Administrator shall also have exclusive authority to interpret the Plan and may from time to time adopt, and change, rules and regulations of general application for the Plan's administration. The Plan Administrator's interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Plan Administrator pursuant to the Plan, shall be conclusive and binding on all parties involved or affected. The Plan Administrator may delegate administrative duties to such of the Company's officers as it so determines.

                                   SECTION 4.

                           STOCK SUBJECT TO THE PLAN

4.1  Authorized Number of Shares

     Subject to adjustment from time to time as provided in Section 12.1, the number of shares of Common Stock that shall be available for issuance under the Plan shall be:

          (a) 4,228,950 shares plus;

          (b) an annual increase to be added as of the first day of the Company's fiscal year beginning in 2001 equal to the lesser of (i) 1,000,000 shares, (ii) 5% of the adjusted average common shares outstanding of the Company used to calculate fully diluted earnings per share as reported in the Annual Report to shareholders for the preceding year, and
     (iii) a lesser amount determined by the Plan Administrator; provided, that any shares from any such increases in previous years that are not actually issued, shall be added to the aggregate number of shares for issuance under the Plan; plus

          (c) any shares subject to outstanding awards under the Company's 1997 Stock Incentive Compensation Plan (the "Prior Plan") on the Effective Date that cease to be subject to such awards (other than by reason of exercise or payment of the awards to the extent they are exercised for or settled in vested and nonforfeitable shares), which shares shall no longer be available for grant and issuance under the Prior Plan, but shall be available for issuance under this Plan.

     Shares issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company.

4.2  Limitations

     (a) Subject to adjustment from time to time as provided in Section 12.1, not more than an aggregate of 1,400,000 shares shall be available for issuance pursuant to grants of Stock Awards under the Plan.

     (b) Subject to adjustment from time to time as provided in Section 12.1, not more than 1,000,000 shares of Common Stock may be made subject to Awards under the Plan to any individual in the aggregate in any one fiscal year of the Company, except that the Company may make additional one-time grants of up to 2,000,000 shares to newly hired individuals, such limitation to be applied in a manner consistent with the requirements of, and only to the extent required for compliance with, the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code.

4.3  Reuse of Shares

     Any shares of Common Stock that have been made subject to an Award that cease to be subject to the Award (other than by reason of exercise or payment of the Award to the extent it is exercised for or settled in vested and nonforfeitable shares) shall again be available for issuance in connection with future grants of

Awards under the Plan; provided, however, that for purposes of Section 4.2, any such shares shall be counted in accordance with the requirements of Section 162(m) of the Code.

                                   SECTION 5.

                                  ELIGIBILITY

     Awards may be granted under the Plan to those officers, directors and employees of the Company and its Related Corporations as the Plan Administrator from time to time selects. Awards may also be made to consultants, agents, advisors and independent contractors who provide services to the Company and its Related Corporations; provided such Participants render bona fide services that are not in connection with the offer and sale of the Company's securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company's securities.

                                   SECTION 6.

                                     AWARDS

6.1  Form and Grant of Awards

     The Plan Administrator shall have the authority, in its sole discretion, to determine the type or types of Awards to be made under the Plan. Such Awards may include, but are not limited to, Incentive Stock Options, Nonqualified Stock Options and Stock Awards. Awards may be granted singly or in combination.

6.2  Settlement of Awards

     The Company may settle Awards through the delivery of shares of Common Stock, cash payments, the granting of replacement Awards, or any combination thereof as the Plan Administrator shall determine. Any Award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Plan Administrator shall determine. The Plan Administrator may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred stock equivalents. The Plan Administrator may at any time offer to buy out for a payment in cash or Common Stock, an Option previously granted based on such terms and conditions as the Plan Administrator shall establish and communicate to the Participant at the time such offer is made.

6.3  Acquired Company Awards

     Notwithstanding anything in the Plan to the contrary, the Plan Administrator may grant Awards under the Plan in substitution for awards issued under other plans, or assume under the Plan awards issued under other plans, if the other plans are or were plans of other acquired entities ("Acquired Entities") (or the parent of the Acquired Entity) and the new Award is substituted, or the old award is assumed, by reason of a merger, consolidation, acquisition of property or of stock, reorganization or liquidation (the "Acquisition Transaction"). In the event that a written agreement pursuant to which the Acquisition Transaction is completed is approved by the Board and said agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, said terms and conditions shall be deemed to be the action of the Plan Administrator without any further action by the Plan Administrator, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such Awards shall be deemed to be Participants.

                                   SECTION 7.

                               AWARDS OF OPTIONS

7.1  Grant of Options

     The Plan Administrator is authorized under the Plan, in its sole discretion, to issue Options as Incentive Stock Options or as Nonqualified Stock Options, which shall be appropriately designated.

7.2  Option Exercise Price

     The exercise price for shares purchased under an Option shall be as determined by the Plan Administrator, but shall not be less than 100% of the Fair Market Value of the Common Stock on the Grant Date with respect to Incentive Stock Options and not less than 85% of the Fair Market Value of the Common Stock on the Grant Date with respect to Nonqualified Stock Options. For Incentive Stock Options granted to a more than 10% shareholder, the option exercise price shall be as specified in Section 8.2.

7.3  Term of Options

     The term of each Option shall be as established by the Plan Administrator or, if not so established, shall be 10 years from the Grant Date. For Incentive Stock Options granted to a more than 10% shareholder, the maximum Option term shall be as specified in Section 8.2.

7.4  Exercise of Options

     The Plan Administrator shall establish and set forth in each instrument that evidences an Option the time at which, or the installments in which, the Option shall vest and become exercisable, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option shall vest and become exercisable according to the following schedule, which may be waived or modified by the Plan Administrator at any time:

     PERIOD OF PARTICIPANT'S CONTINUOUS EMPLOYMENT
       OR SERVICE WITH THE COMPANY OR ITS RELATED                  PERCENT OF TOTAL OPTION
        CORPORATIONS FROM THE OPTION GRANT DATE                 THAT IS VESTED AND EXERCISABLE
     ---------------------------------------------              ------------------------------
After 1 year                                                    25%
Each additional one-month period of continuous service          An additional 1/48
  completed thereafter
After 4 years                                                   100%

     To the extent that the right to purchase shares has accrued thereunder, an Option may be exercised from time to time by delivery to the Company of a written stock option exercise agreement or notice, in a form and in accordance with procedures established by the Plan Administrator, setting forth the number of shares with respect to which the Option is being exercised, the restrictions imposed on the shares purchased under such exercise agreement, if any, and such representations and agreements as may be required by the Company, accompanied by payment in full as described in Section 7.5. An Option may not be exercised as to less than a reasonable number of shares at any one time, as determined by the Plan Administrator.

7.5  Payment of Exercise Price

     The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid in cash or by check or, unless the Plan Administrator in its sole discretion determines otherwise, either at the time the Option is granted or at any time before it is exercised, any combination of:

          (a) cash or check; or

          (b) tendering (either actually or, if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) shares of Common Stock already owned by the Participant for at least six months (or any shorter period necessary to avoid a charge to the Company's earnings for financial reporting purposes) having a Fair Market Value on the day prior to the exercise date equal to the aggregate Option exercise price;

          (c) if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, delivery of a properly executed exercise notice, together with irrevocable instructions, to (i) a brokerage firm designated by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise and (ii) the Company to deliver the certificates for such purchased shares directly to such brokerage firm, all in accordance with the regulations of the Federal Reserve Board; or

          (d) such other consideration as the Plan Administrator may permit.

     In addition, to assist a Participant (including a Participant who is an officer or a director of the Company) in acquiring shares of Common Stock pursuant to an Award granted under the Plan, the Plan Administrator, in its sole discretion, may authorize, either at the Grant Date or at any time before the acquisition of Common Stock pursuant to the Award, (a) the payment by a Participant of a full-recourse promissory note, (b) the payment by the Participant of the purchase price, if any, of the Common Stock in installments, or (c) the guarantee by the Company of a full-recourse loan obtained by the Participant from a third party. Subject to the foregoing, the Plan Administrator shall in its sole discretion specify the terms of any loans, installment payments or loan guarantees, including the interest rate and terms of and security for repayment.

7.6  Post-Termination Exercises

     The Plan Administrator shall establish and set forth in each instrument that evidences an Option whether the Option will continue to be exercisable, and the terms and conditions of such exercise, if a Participant ceases to be employed by, or to provide services to, the Company or its Related Corporations, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option shall be exercisable according to the following terms and conditions, which may be waived or modified by the Plan Administrator at any time:

          (a) Any portion of an Option that is not vested and exercisable on the date of termination of the Participant's employment or service relationship (the "Termination Date") shall expire on such date, unless the Plan Administrator determines otherwise.

          (b) Any portion of an Option that is vested and exercisable on the Termination Date shall expire upon the earliest to occur of:

             (i) the last day of the Option term;

             (ii) if the Participant's Termination Date occurs for reasons other than Cause, death, Disability or Retirement, the three-month anniversary of such Termination Date;

             (iii) if the Participant's Termination Date occurs by reason of Retirement, the one-year anniversary of such Termination Date; or

             (iv) if the Participant's Termination Date occurs by reason of Disability or death, the one-year anniversary of such Termination Date.

     Notwithstanding the foregoing, if the Participant dies after the Termination Date while the Option is otherwise exercisable, the portion of the Option that is vested and exercisable on such Termination Date shall expire upon the earlier to occur of (y) the last day of the Option term and (z) the first anniversary of the date of death, unless the Plan Administrator determines otherwise.

     Also notwithstanding the foregoing, in case of termination of the Participant's employment or service relationship for Cause, the Option shall automatically expire upon first notification to the Participant of such termination, unless the Plan Administrator determines otherwise. If a Participant's employment or service relationship with the Company is suspended pending an investigation of whether the Participant shall be terminated for Cause, all the Participant's rights under any Option likewise shall be suspended during the period of investigation.

     A Participant's transfer of employment or service relationship between or among the Company and its Related Corporations, or a change in status from or to an employee to or from a consultant, shall not be considered a termination of employment or service relationship for purposes of this Section 7. The effect of a Company-approved leave of absence on the terms and conditions of an Option shall be determined by the Plan Administrator, in its sole discretion.

                                   SECTION 8.

                       INCENTIVE STOCK OPTION LIMITATIONS

     To the extent required by Section 422 of the Code, Incentive Stock Options shall be subject to the following additional terms and conditions:

8.1  Dollar Limitation

     To the extent the aggregate Fair Market Value (determined as of the Grant
Date) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company) exceeds $100,000, such portion in excess of $100,000 shall be treated as a Nonqualified Stock Option. In the event the Participant holds two or more such Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options are granted.

8.2  10% Shareholders

     If an individual owns more than 10% of the total voting power of all classes of the Company's stock, then the exercise price per share of an Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Common Stock on the Grant Date and the Option term shall not exceed five years. The determination of 10% ownership shall be made in accordance with
Section 422 of the Code.

8.3  Eligible Employees

     Individuals who are not employees of the Company or one of its parent corporations or subsidiary corporations may not be granted Incentive Stock Options. For purposes of this Section 8.3, "parent corporation" and "subsidiary corporation" shall have the meanings attributed to those terms for purposes of
Section 422 of the Code.

8.4  Term

     Subject to Section 8.2, the term of an Incentive Stock Option shall not exceed 10 years.

8.5  Exercisability

     An Option designated as an Incentive Stock Option shall cease to qualify for favorable tax treatment as an Incentive Stock Option to the extent it is exercised (if permitted by the terms of the Option) (a) more than three months after the Termination Date for reasons other than death or disability, (b) more than one year after the Termination Date by reason of Disability or (c) after the Participant has been on leave of absence for more than 90 days, unless the Participant's reemployment rights are guaranteed by statute or contract.

     For purposes of this Section 8.5, Disability shall mean "permanent and total disability" as that term is defined for purposes of Section 422 of the Code.

8.6  Taxation of Incentive Stock Options

     In order to obtain certain tax benefits afforded to Incentive Stock Options under Section 422 of the Code, the Participant must hold the shares issued upon the exercise of an Incentive Stock Option for two years after the Grant Date and one year from the date of exercise. A Participant may be subject to the alternative minimum tax at the time of exercise of an Incentive Stock Option. The Participant shall give the Company prompt notice of any disposition of shares acquired by the exercise of an Incentive Stock Option prior to the expiration of such holding periods.

8.7  Promissory Notes

     The amount of any promissory note delivered pursuant to Section 7.5 in connection with an Incentive Stock Option shall bear interest at a rate specified by the Plan Administrator but in no case less than the rate required to avoid imputation of interest (taking into account any exceptions to the imputed interest rules) for federal income tax purposes.

                                   SECTION 9.

                                  STOCK AWARDS

9.1  Grant of Stock Awards

     The Plan Administrator is authorized to make Awards of Common Stock or Awards denominated in units of Common Stock on such terms and conditions and subject to such restrictions, if any, which may be based on continuous service with the Company or the achievement of performance goals related to profits, profit growth, profit-related return ratios, cash flow or total shareholder return, where such goals may be stated in absolute terms or relative to comparison companies as the Plan Administrator shall determine, in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award. The terms, conditions and restrictions that the Plan Administrator shall have the power to determine shall include, without limitation, the manner in which shares subject to Stock Awards are held during the periods they are subject to restrictions and the circumstances under which forfeiture of the Stock Award shall occur by reason of termination of the Participant's employment or service relationship.

9.2 Issuance of Shares

     Upon the satisfaction of any terms, conditions and restrictions prescribed in respect to a Stock Award, or upon the Participant's release from any terms, conditions and restrictions of a Stock Award, as determined by the Plan Administrator, the Company shall release, as soon as practicable, to the Participant or, in the case of the Participant's death, to the personal representative of the Participant's estate or as the appropriate court directs, the appropriate number of shares of Common Stock.

9.3  Waiver of Restrictions

     Notwithstanding any other provisions of the Plan, the Plan Administrator may, in its sole discretion, waive the forfeiture period and any other terms, conditions or restrictions on any Stock Award under such circumstances and subject to such terms and conditions as the Plan Administrator shall deem appropriate; provided, however, that the Plan Administrator may not adjust performance goals for any Stock Award intended to be exempt under Section 162(m) of the Code for the year in which the Stock Award is settled in such a manner as would increase the amount of compensation otherwise payable to a Participant.

                                  SECTION 10.

                                  WITHHOLDING

     The Company may require the Participant to pay to the Company the amount of any withholding taxes that the Company is required to withhold with respect to the grant, vesting or exercise of any Award. Subject to the Plan and applicable law, the Plan Administrator may, in its sole discretion, permit the Participant to satisfy withholding obligations (up to the minimum required federal tax withholding rate), in whole or in part, by electing to have the Company withhold shares of Common Stock or by transferring shares of Common Stock to the Company, in such amounts as are equivalent to the Fair Market Value of the withholding obligation. The Company shall have the right to withhold from any Award or any shares of Common Stock issuable pursuant to an Award or from any cash amounts otherwise due or to become due from the Company to the Participant an amount equal to such taxes. The Company may also deduct from any Award any other amounts due from the Participant to the Company or a Related Corporation.

                                  SECTION 11.

                                 ASSIGNABILITY

     Awards granted under this Plan and any interest therein may not be assigned, pledged or transferred by the Participant and may not be made subject to attachment or similar proceedings otherwise than by will or by the applicable laws of descent and distribution, and, during the Participant's lifetime, such Awards may be exercised only by the Participant. Notwithstanding the foregoing, and to the extent permitted by Section 422 of the Code, the Plan Administrator, in its sole discretion, may permit such assignment, transfer and exercisability and may permit a Participant to designate a beneficiary who may exercise the Award or receive compensation under the Award after the Participant's death; provided, however, that any Award so assigned or transferred shall be subject to all the same terms and conditions contained in the instrument evidencing the Award.

                                  SECTION 12.

                                  ADJUSTMENTS

12.1  Adjustment of Shares

     In the event that, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend, or other change in the Company's corporate or capital structure results in (a) the outstanding shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of securities of the Company or of any other corporation or (b) new, different or additional securities of the Company being received by the holders of shares of Common Stock of the Company, then the Plan Administrator shall make proportional adjustments in (i) the maximum number and kind of securities subject to the Plan as set forth in Section 4.1 and the maximum number and kind of securities that may be made subject to Stock Awards and to Awards to any individual as set forth in Section 4.2, and (ii) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor. The determination by the Plan Administrator as to the terms of any of the foregoing adjustments shall be conclusive and binding. Notwithstanding the foregoing, a dissolution or liquidation of the Company or a Corporate Transaction shall not be governed by this Section 12.1 but shall be governed by Sections 12.2 and 12.3, respectively.

12.2  Dissolution or Liquidation

     In the event of the proposed dissolution or liquidation of the Company, the Plan Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Plan Administrator in its discretion may permit a Participant to exercise an Option until ten days prior to such transaction with respect to all vested and exercisable shares of Common Stock covered thereby and with respect to such number of unvested shares as the Plan Administrator shall determine. In addition, the Plan Administrator may provide that any forfeiture provision or Company repurchase option applicable to any Award shall lapse as to such number of shares as the Plan Administrator shall determine, contingent upon the occurrence of the proposed dissolution or liquidation at the time and in the manner contemplated. To the extent an Option has not been previously exercised, the Option shall terminate automatically immediately prior to the consummation of the proposed action. To the extent a forfeiture provision applicable to a Stock Award has not been waived by the Plan Administrator, the Stock Award shall be forfeited automatically immediately prior to the consummation of the proposed action.

12.3  Corporate Transaction

     In the event of a Corporate Transaction, except as otherwise provided in the instrument evidencing the Award, each outstanding Option shall be assumed or an equivalent option or right substituted by the successor corporation or its parent corporation (the "Successor Corporation"). In the event that the Successor Corporation refuses to assume or substitute for the Option, the Option shall terminate, but the Participant shall have the right immediately prior to the Corporate Transaction to exercise the Participant's Option to the extent the vesting requirements applicable to the Option have been satisfied.

12.4  Further Adjustment of Awards

     Subject to Sections 12.2 and 12.3, the Plan Administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or change in control of the Company, as defined by the Plan Administrator, to take such further action as it determines to be necessary or advisable, and fair and equitable to Participants, with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, lifting restrictions and other modifications, and the Plan Administrator may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Plan Administrator may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation or change in control that is the reason for such action.

12.5  Limitations

     The grant of Awards shall in no way affect the Company's right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

12.6  Fractional Shares

     In the event of any adjustment in the number of shares covered by any Award, each such Award shall cover only the number of full shares resulting from such adjustment.

                                  SECTION 13.

                                MARKET STANDOFF

     In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company's initial public offering, a person shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to any shares issued pursuant to an Award granted under the Plan without the prior written consent of the Company or its underwriters. Such limitations shall be in effect for such period of time as may be requested by the Company or such underwriters and agreed to by the Company's officers and directors with respect to their shares; provided, however, that in no event shall such period exceed 180 days. The limitations of this paragraph shall in all events terminate two years after the effective date of the Company's initial public offering. Holders of shares issued pursuant to an Award granted under the Plan shall be subject to the market standoff provisions of this paragraph only if the officers and directors of the Company are also subject to similar arrangements.

     In the event of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the Company's outstanding Common Stock effected as a class without the Company's receipt of consideration, then any new, substituted or additional securities distributed with respect to the purchased shares shall be immediately subject to the provisions of this Section 13, to the same extent the purchased shares are at such time covered by such provisions.

     In order to enforce the limitations of this Section 13, the Company may impose stop-transfer instructions with respect to the purchased shares until the end of the applicable standoff period.

                                  SECTION 14.

                       AMENDMENT AND TERMINATION OF PLAN

14.1  Amendment of Plan

     The Plan may be amended only by the Board in such respects as it shall deem advisable; provided, however, to the extent required for compliance with Section 422 of the Code or any applicable law or regulation, shareholder approval shall be required for any amendment that would (a) increase the total number of shares available for issuance under the Plan, (b) modify the class of persons eligible to receive Options or (c) otherwise require shareholder approval under any applicable law or regulation. Any amendment made to this Plan that would constitute a "modification" to Incentive Stock Options outstanding on the date of such amendment shall not, without the consent of the Participant, be applicable to such outstanding Incentive Stock Options but shall have prospective effect only.

14.2  Termination of Plan

     The Board may suspend or terminate the Plan at any time. Unless sooner terminated as provided herein, the Plan shall terminate ten years after the earlier of the Plan's adoption by the Board and approval by the shareholders.

14.3  Consent of Participant

     The amendment or termination of the Plan or the amendment of an outstanding Award shall not, without the Participant's consent, impair or diminish any rights or obligations under any Award theretofore granted to the Participant under the Plan; provided, however, that adjustments made pursuant to Section 12 shall not be subject to these restrictions. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Participant, be made in a manner so as to constitute a "modification" that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option.

                                  SECTION 15.

                                    GENERAL

15.1  Evidence of Awards

     Awards granted under the Plan shall be evidenced by a written instrument that shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and that are not inconsistent with the Plan.

15.2  No Individual Rights

     Nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Related Corporation or limit in any way the right of the Company or any Related Corporation of the Company to terminate a Participant's employment or other relationship at any time, with or without Cause.

15.3  Registration

     Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act), and the applicable requirements of any securities exchange or similar entity.

     The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under state securities laws, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made. The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal and state securities laws.

     To the extent that the Plan or any instrument evidencing an Award provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

15.4  No Rights as a Shareholder

     No Option or Stock Award denominated in units shall entitle the Participant to any cash dividend, voting or other right of a shareholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award.

15.5  Compliance With Laws and Regulations

     Notwithstanding anything in the Plan to the contrary, the Plan Administrator, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants. Additionally, in interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an "incentive stock option" within the meaning of Section 422 of the Code.

15.6  Participants in Foreign Countries

     The Plan Administrator shall have the authority to adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Related Corporations may operate to assure the viability of the benefits from Awards granted to Participants employed in such countries and to meet the objectives of the Plan.

15.7  No Trust or Fund

     The Plan is intended to constitute an "unfunded" plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

15.8  Severability

     If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Plan Administrator's determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

15.9  Choice of Law

     The Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Oregon without giving effect to principles of conflicts of laws.

                                  SECTION 16.

                                 EFFECTIVE DATE

     The Plan's Effective Date is the date on which it is adopted by the Board, so long as it is approved by the Company's shareholders at any time within 12 months of such adoption.

                    PLAN ADOPTION AND AMENDMENTS/ADJUSTMENTS

                                  SUMMARY PAGE

                                                                                  DATE OF SHAREHOLDER
DATE OF BOARD ACTION           ACTION              SECTION/EFFECT OF AMENDMENT         APPROVAL
--------------------           ------              ---------------------------    -------------------
December 16, 1998     Initial Plan Adoption                                        December 16, 1998
February 25, 2000     Amendment and Restatement    All share numbers in plan
                      to (1) increase size of      reflect all stock splits
                      pool; (2) add Section        effective on or prior to
                      162(m) limitations; (3)      February 29, 2000
                      delete CA Appendix

                                   DETACH HERE

                                      PROXY

                              WEBTRENDS CORPORATION

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

        The undersigned shareholder of WebTrends Corporation, an Oregon corporation, hereby appoints Elijahu Shapira, W. Glen Boyd and James T. Richardson, or any one of them, with full power of substitution in each, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Hilton Hotel, 921 SW Sixth Avenue, Portland, Oregon at 3:30 p.m. local time on May 11, 2000, or any adjournment or postponement thereof, with authority to vote upon the matters set forth on the reverse side of this Proxy Card.

        This proxy, when property executed, will be voted in the manner directed herein by the undersigned shareholder. Unless direction is given, this proxy will be voted:

       - "FOR" the election of the nominees listed in the accompanying proxy statement;

       - "FOR" the amendment to our Third Restated Articles of Incorporation to increase the number of authorized shares of common stock to 300,000,000 shares;

       - "FOR" the approval of the amendments to our 1998 Stock Incentive Compensation Plan;

       - "FOR" the ratification of KPMG Peat Marwick LLP as our independent auditors for fiscal year 2000;

       - and in accordance with the discretion of the proxies as to other matters.

        THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE PROXY STATEMENT AND HEREBY REVOKES ANY PROXY OR PROXIES PREVIOUSLY GIVEN.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                         DETACH HERE

[X]     PLEASE MARK VOTES AS IN THIS EXAMPLE.

The Board of Directors recommends a vote "FOR" the Proposals.



(1)  Election of five directors, each to hold office until          FOR                WITHHELD
his or her successor shall have been elected and                    ALL                FROM ALL
qualified.                                                        NOMINEES             NOMINEES
                                                                    [__]                 [__]

NOMINEES:  (01) Elijahu Shapira, (02) W. Glen Boyd, (03)
Michael Burmeister-Brown, (04) John W. Ryan and (05)
Srivats Sampath.


[__]    --------------------------------------
        For all nominees except as noted above


(2)  Approval of amendment to our Third Restated Articles           FOR         AGAINST     ABSTAIN
of Incorporation to increase the number of shares of Common         [__]         [__]         [__]
Stock to 300,000,000.


(3)  Approval of amendment to our 1998 Stock Incentive
Compensation Plan.                                                  [__]         [__]         [__]

(4)  Ratification of KPMG Peat Marwick LLP as our
independent auditors for fiscal year 2000.                          [__]         [__]         [__]


        In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

        Please sign below exactly as your name appears on this Proxy Card. If shares are registered in more than one name, the signatures of all such persons are required. A corporation should sign in its full corporate name by a duly authorized officer, stating his/her title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in the partnership name by authorized person(s).

        If you receive more than one Proxy Card, please sign and return all such cards in the accompanying envelope.


Signature(s): __________________________________   Date: ______________

Signature(s): __________________________________   Date: ______________